Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)Registration Statement (Form S-3 No. 333-234127) of Ocugen, Inc.
(2)Registration Statement (Form S-3 No. 333-237456) of Ocugen, Inc.
(3)Registration Statement (Form S-3 No. 333-254550) of Ocugen, Inc.
(4)Registration Statement (Form S-8 No. 333-237454) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan and the Ocugen, Inc. 2014 Stock Option Plan
(5)Registration Statement (Form S-8 No. 333-254549) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan
(6)Registration Statement (Form S-8 No. 333-263063) pertaining to the Ocugen, Inc. Inducement Stock Option and Restricted Stock Unit Awards
(7)Registration Statement (Form S-8 No. 333-263064) pertaining to the Ocugen, Inc. 2019 Equity Incentive Plan of our report dated February 28, 2023, with respect to the consolidated financial statements of Ocugen, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022.
/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
February 28, 2023